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                                                                    EXHIBIT 99.3


PROXY SOLICITED BY AMERUS
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                                     PROXY


         The undersigned, a holder of record of shares of common stock, no par value ("AmerUs common stock"), of AmerUs Life Holdings, Inc., an Iowa corporation ("AmerUs"), hereby appoints Roger K. Brooks, Michael G. Fraizer and James A. Smallenberger and each of them, with full power of substitution, to attend the special meeting of AmerUs stockholders at 2:00 p.m., Central Time, on Thursday, June 22, 2000, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa (and any adjournments, postponements, continuations or reschedulings thereof), and to vote as specified in this proxy all the shares of AmerUs common stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

         If returned cards are signed but not marked, the undersigned will be deemed to have voted for the proposal and in the sole discretion of the proxies as to any other matter. The AmerUs board unanimously recommends a vote "FOR" the proposal set forth below:

         1. Approval of the Agreement and Plan of Merger, dated as of December 17, 1999, as amended on February 18 and April 3, 2000, between AmerUs Life Holdings, Inc. ("AmerUs") and American Mutual Holding Company ("AMHC"), pursuant to which AmerUs will merge with and into AMHC with AMHC the survivor in such merger.


         FOR [ ]                   AGAINST [ ]              ABSTAIN [ ]


         In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof.

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         Please sign your name exactly as it appears hereon. When shares of
AmerUs common stock are held of record by joint tenants, only one need sign. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:


                                        Signature


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